Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2023 RESULTS

First Quarter 2023 Highlights
◾
Net sales increase 12.3% to record $1,039 million on 8.5% higher organic sales

◾
Operating income margin of 15.8%; Adjusted operating income margin of 16.3%

◾
EPS of $2.09; Adjusted EPS of $2.13

◾
Cash flows from operations increase 188% to record $124 million

◾
Returned $70 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, April 27, 2023 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2023 net income of $121.9 million, or diluted earnings per share (EPS) of $2.09, which includes special item after-tax net charges of $2.3 million, or $0.04 EPS. This compares with prior year period net income of $126.0 million, or $2.13 EPS, which included special item after-tax net gains of $1.3 million, or $0.03 EPS. Excluding these items, first quarter 2023 adjusted net income was $124.2 million, or $2.13 adjusted EPS. This compares with adjusted net income of $124.7 million, or $2.10 adjusted EPS, in the prior year period.

First quarter 2023 sales increased 12.3% to $1,039.3 million reflecting an 8.5% increase in organic sales and a 5.7% benefit from acquisitions, partially offset by 1.9% unfavorable foreign exchange. Operating income for the first quarter 2023 was $164.4 million, or 15.8% of sales. This compares with operating income of $161.2 million, or 17.4% of sales, in the prior year period. Excluding special items, adjusted operating income was $169.1 million, or 16.3% of sales, as compared with $163.1 million, or 17.6% of sales, in the prior year period.

“I am pleased to report record first quarter sales, adjusted earnings per share and cash flow generation driven by strong demand momentum in Americas Welding, including automation, as well as solid operational performance across all of our segments,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Our team continues to successfully execute on our Higher Standard 2025 Strategy initiatives, and our integration of Fori Automation is on track to improve profitability in that portion of our business.” Mapes continued, “Strong momentum heading into the second quarter, including high backlog levels and record automation orders, position us well to continue to drive higher results this year.”

Webcast Information

A conference call to discuss first quarter 2023 financial results will be webcast live today, April 27, 2023, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln has 71 manufacturing locations in 20 countries and a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2023 RESULTS

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics, including the coronavirus disease ("COVID-19") pandemic, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended March 31,				Prior Year
	2023	% of Sales	2022	% of Sales	$	%
Net sales	$1,039,343	100.0%	$925,448	100.0%	$113,895	12.3%
Cost of goods sold	683,986	65.8%	595,671	64.4%	(88,315)	(14.8)%
Gross profit	355,357	34.2%	329,777	35.6%	25,580	7.8%
Selling, general & administrative expenses	190,116	18.3%	166,686	18.0%	(23,430)	(14.1)%
Rationalization and asset impairment charges	877	0.1%	1,885	0.2%	1,008	53.5%
Operating income	164,364	15.8%	161,206	17.4%	3,158	2.0%
Interest expense, net	13,201	1.3%	6,198	0.7%	(7,003)	(113.0)%
Other income	4,209	0.4%	4,634	0.5%	(425)	(9.2)%
Income before income taxes	155,372	14.9%	159,642	17.3%	(4,270)	(2.7)%
Income taxes	33,413	3.2%	33,611	3.6%	198	0.6%
Effective tax rate	21.5%		21.1%		(0.4)%
Net income including non-controlling interests	121,959	11.7%	126,031	13.6%	(4,072)	(3.2)%
Non-controlling interests in subsidiaries’ income	28	—	1	—	27	-
Net income	$121,931	11.7%	$126,030	13.6%	$(4,099)	(3.3)%

Basic earnings per share	$2.12		$2.15		$(0.03)	(1.4)%
Diluted earnings per share	$2.09		$2.13		$(0.04)	(1.9)%
Weighted average shares (basic)	57,596		58,606
Weighted average shares (diluted)	58,417		59,272

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2023	December 31, 2022
Cash and cash equivalents	$198,803	$197,150
Accounts receivable, net	573,467	541,529
Inventories	664,599	665,451
Total current assets	1,610,491	1,557,790
Property, plant and equipment, net	553,409	544,871
Total assets	3,253,201	3,180,546
Trade accounts payable	361,236	352,079
Total current liabilities	835,939	852,897
Short-term debt (1)	49,340	93,483
Long-term debt, less current portion	1,110,626	1,110,396
Total equity	1,125,236	1,034,041

Operating Working Capital	March 31, 2023	December 31, 2022
Average operating working capital to Net sales (2)	19.6%	20.9%

Invested Capital	March 31, 2023	December 31, 2022
Short-term debt (1)	$49,340	$93,483
Long-term debt, less current portion	1,110,626	1,110,396
Total debt	1,159,966	1,203,879
Total equity	1,125,236	1,034,041
Invested capital	$2,285,202	$2,237,920

Total debt / invested capital	50.8%	53.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2023	2022
Operating income as reported	$164,364	$161,206
Special items (pre-tax):
Rationalization and asset impairment charges (2)	877	1,885
Amortization of step up in value of acquired inventories (3)	3,856	—
Adjusted operating income (1)	$169,097	$163,091
As a percent of total sales	16.3%	17.6%

Net income as reported	$121,931	$126,030
Special items:
Rationalization and asset impairment charges (2)	877	1,885
Pension settlement net gains (4)	—	(4,273)
Amortization of step up in value of acquired inventories (3)	3,856	—
Gain on asset disposal (5)	(1,646)	—
Tax effect of Special items (6)	(818)	1,041
Adjusted net income (1)	124,200	124,683
Non-controlling interests in subsidiaries’ income (loss)	28	1
Interest expense, net	13,201	6,198
Income taxes as reported	33,413	33,611
Tax effect of Special items (6)	818	(1,041)
Adjusted EBIT (1)	$171,660	$163,452

Effective tax rate as reported	21.5%	21.1%
Net special item tax impact	0.1%	(0.4)%
Adjusted effective tax rate (1)	21.6%	20.7%

Diluted earnings per share as reported	$2.09	$2.13
Special items per share	0.04	(0.03)
Adjusted diluted earnings per share (1)	$2.13	$2.10

Weighted average shares (diluted)	58,417	59,272

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2023 charges are primarily related to rationalization plans initiated within International Welding. 2022 charges are primarily related to severance, gains or losses on the disposal of assets.
(3)	Related to acquisitions and are included in Cost of goods sold.
(4)	Pension net gains primarily due to the final settlement associated with the termination of a pension plan and are included in Other income (expense).
(5)	Gain on asset disposal and included in Other income (expense).
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2023	2022
Net income as reported	$468,125	$328,319
Plus: Interest expense (after-tax)	28,875	18,364
Less: Interest income (after-tax)	1,560	1,113
Net operating profit after taxes	$495,440	$345,570
Special Items:
Rationalization and asset impairment charges	10,780	7,549
Acquisition transaction costs (2)	6,003	810
Pension settlement charges (3)	—	117,343
Amortization of step up in value of acquired inventories	4,962	5,804
Gain on asset disposal	(1,646)	—
Tax effect of Special items (4)	(3,051)	(44,586)
Adjusted net operating profit after taxes (1)	$512,488	$432,490

Invested Capital	March 31, 2023	March 31, 2022
Short-term debt	$49,340	$150,560
Long-term debt, less current portion	1,110,626	715,032
Total debt	1,159,966	865,592
Total equity	1,125,236	863,060
Invested capital	$2,285,202	$1,728,652

Return on invested capital as reported	21.7%	20.0%
Adjusted return on invested capital (1)	22.4%	25.0%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Related to acquisitions and are included in Selling, general & administrative expenses.
(3)	Related to lump sum pension payments due to the final settlement associated with the termination of a pension plan.
(4)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net income	$121,931	$126,030
Non-controlling interests in subsidiaries’ income	28	1
Net income including non-controlling interests	121,959	126,031
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	—	1,188
Depreciation and amortization	21,295	19,891
Equity earnings in affiliates, net	(188)	(113)
Other non-cash items, net	2,658	(7,221)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(27,664)	(86,120)
Decrease (Increase) in inventories	5,881	(55,407)
Increase in trade accounts payable	6,841	39,284
Net change in other current assets and liabilities	(6,082)	6,964
Net change in other long-term assets and liabilities	(769)	(1,407)
NET CASH PROVIDED BY OPERATING ACTIVITIES	123,931	43,090

INVESTING ACTIVITIES:
Capital expenditures	(18,787)	(18,672)
Acquisition of businesses, net of cash acquired	—	(22,013)
Proceeds from sale of property, plant and equipment	3,314	569
Purchase of marketable securities	(576)	—
NET CASH USED BY INVESTING ACTIVITIES	(16,049)	(40,116)

FINANCING ACTIVITIES:
(Payments on) proceeds from short-term borrowings	(43,940)	98,408
Payments on long-term borrowings	(111)	(2,100)
Proceeds from exercise of stock options	2,476	1,035
Purchase of shares for treasury	(32,158)	(104,579)
Cash dividends paid to shareholders	(37,583)	(33,361)
NET CASH USED BY FINANCING ACTIVITIES	(111,316)	(40,597)

Effect of exchange rate changes on Cash and cash equivalents	5,087	(962)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,653	(38,585)
Cash and cash equivalents at beginning of period	197,150	192,958
Cash and cash equivalents at end of period	$198,803	$154,373

Cash dividends paid per share	$0.64	$0.56

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended March 31, 2023
Net sales	$658,645	$252,416	$128,282	$—	$1,039,343
Inter-segment sales	32,318	6,753	2,897	(41,968)	—
Total sales	$690,963	$259,169	$131,179	$(41,968)	$1,039,343

Net income					$121,931
As a percent of total sales					11.7%

EBIT (1)	$129,668	$29,296	$18,983	$(9,374)	$168,573
As a percent of total sales	18.8%	11.3%	14.5%		16.2%
Special items charges (3)	2,785	302	—	—	3,087
Adjusted EBIT (2)	$132,453	$29,598	$18,983	$(9,374)	$171,660
As a percent of total sales	19.2%	11.4%	14.5%		16.5%

Three months ended March 31, 2022
Net sales	$534,055	$258,041	$133,352	$—	$925,448
Inter-segment sales	28,156	6,228	3,062	(37,446)	—
Total sales	$562,211	$264,269	$136,414	$(37,446)	$925,448

Net income					$126,030
As a percent of total sales					13.6%

EBIT (1)	$115,303	$35,740	$19,598	$(4,801)	$165,840
As a percent of total sales	20.5%	13.5%	14.4%		17.9%
Special items charges (gains) (4)	(3,735)	1,347	—	—	(2,388)
Adjusted EBIT (2)	$111,568	$37,087	$19,598	$(4,801)	$163,452
As a percent of total sales	19.8%	14.0%	14.4%		17.7%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $2,785 and $1,071 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $877 in International Welding, and a gain on asset disposal of $1,646 in international Welding.

(4)

Special items in 2022 primarily reflect Rationalization and asset impairment charges of $1,885 in International Welding and a $3,735 net gain related to final settlement associated with the termination of a pension plan in Americas Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2022	Volume	Acquisitions	Price	Exchange	2023
Operating Segments
Americas Welding	$534,055	$58,650	$45,249	$24,699	$(4,008)	$658,645
International Welding	258,041	(14,657)	7,356	14,869	(13,193)	252,416
The Harris Products Group	133,352	(5,017)	—	565	(618)	128,282
Consolidated	$925,448	$38,976	$52,605	$40,133	$(17,819)	$1,039,343

% Change
Americas Welding		11.0%	8.5%	4.6%	(0.8)%	23.3%
International Welding		(5.7)%	2.9%	5.8%	(5.1)%	(2.2)%
The Harris Products Group		(3.8)%	—	0.4%	(0.5)%	(3.8)%
Consolidated		4.2%	5.7%	4.3%	(1.9)%	12.3%